Exhibit 10.1

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Confidential Separation Agreement and General Release of Claims (“Agreement”) is entered into effective this 30th day of October, 2023, and reflects the agreement by and between Leon Walthall (“You” or “Employee”) and America’s Car Mart, Inc., an Arkansas corporation (“Car Mart” or the “Company” and together with Employee, “the Parties”), made for the purpose of terminating the employment of Employee and resolving and settling any and all claims Employee may have relating to his employment with the Company.

1.                  Separation of Employment. Employee acknowledges that his employment with the Company ends and terminates, effective as of October 20, 2023, or an earlier date as selected by the Employee (“Employment Separation Date”). Other than as set forth in Paragraph 3 below, Employee will perform no further duties, functions, or services for the Company subsequent to the Employment Separation Date. Employee further acknowledges and agrees that this Agreement serves as sufficient written notice of the termination of employment and that the Company is choosing to provide consideration per Section 3. Employee further agrees and acknowledges that he has continuing obligations to the Company, including but not limited to, the provisions contained in this Agreement and the Change In Control and Non-Compete Agreement executed on June 1, 2021, attached hereto as Exhibit A (hereinafter the “Change In Control and Non-Compete Agreement”).

2.                  Payment of Moneys Owed. Employee acknowledges that he has been paid all wages or salary earned, included any accrued, unused vacation and PTO, overtime, and bonuses. Employee’s accrual of, and eligibility, if any, for, PTO vacation, sick leave, holiday pay, and any other employee benefits and privileges ceases on the Employee Separation Date.

3.                  Consideration. In consideration for Employee’s promises in this Agreement, including the general release of claims, if Employee signs this Agreement, the Company agrees to pay Employee, and Employee agrees to accept, the total gross amount of $200,000.00, minus all legally required withholdings, (the “Separation Payment”). The Separation Payment is contingent upon Employee timely signing and not revoking this Agreement and performing his obligations under this Agreement. The Company may immediately revoke the Separation Payment if Employee breaches this Agreement. The Company is not required to pay Employee the Separation Payment if Employee fails to sign this Agreement. The Company shall pay the Separation Payment, less usual and customary withholdings, in four (4) equal installments as follows: (i) on or before November 20, 2023; (ii) on or before January 31, 2024; (iii) on or before April 30, 2024; and (iv) on or before July 31, 2024. The Parties agree that this payment will represent wages and will therefore be subject to income tax and other legally required withholdings and will be reported by the Company as income to you on an IRS Form W-2.

4.                  Acknowledgment of Consideration. The Company and Employee acknowledge that the consideration described in Section 3, above, represents consideration above and beyond that to which Employee would be entitled if Employee did not enter into this Agreement and is for the sole purpose of this Agreement.

5.                  Return of Company Property and Confidential Information. In addition to (and not in replacement of) Employee’s obligations under the Change In Control and Non-Compete Agreement, Employee agrees to return to Company by the Employment Separation Date all property, passwords, credentials, memoranda, notes, records, pictures, or other documentation (including any copies thereof) whether assigned to or made, accessed, or compiled by Employee alone or with the assistance of others and whether in paper or electronic form, pertaining or relating to any Trade Secrets or Confidential Information (as those terms are defined in the Change In Control and Non-Compete Agreement). Employee agrees that all such writings, pictures, documents, and electronic files (including any copies thereof) are the exclusive property of the Company. Employee further agrees to sign and to deliver to the Company the Termination Certification attached to the Change In Control and Non-Compete Agreement as Appendix A by the Employment Separation Date.

6.                  Confidentiality. Except as set forth in this Agreement, the Parties agree that, except as disclosed to a governmental authority, including without limitation any disclosures required of the Company to be made to the U.S. Securities and Exchange Commission, or otherwise as required by an order of a court of competent jurisdiction, the fact, contents, and consideration for, this Agreement shall not be disclosed by Employee to any other person or entity, or in any way publicized or publicly disclosed, distributed, or disseminated. Employee is permitted, however, to make confidential disclosure of the Separation Payment amount and terms, as required, to his accountants or governmental taxing authorities to comply with his duty to report income for tax purposes, and his attorney for legal consultation and advice at his expense. Employee agrees that he will advise such persons to whom he is permitted to disclose this confidential information that they must keep the terms and conditions of this Agreement confidential. Notwithstanding the foregoing, nothing in this Section 6 constitutes a waiver of Employee’s rights under Section 7 of the National Labor Relations Act.

7.                  Employee Obligations. Employee agrees and acknowledges that he is under certain obligations pursuant to the terms of a certain Change In Control and Non-Compete Agreement between Company and Employee dated June 1, 2021, a copy of which is attached to this Agreement as Exhibit A. Employee affirms and ratifies Employee’s obligations under that Change In Control and Non-Compete Agreement and agrees to perform such obligations after Employee’s separation. The provisions of the Change In Control and Non-Compete Agreement are hereby incorporated by this reference into this Agreement. Such provisions may be enforced under this Agreement.

8.                  Complete and General Release. Employee agrees that in consideration for the payment and other consideration provided for in Section 3 above, he unconditionally releases and forever discharges the Company, and all present and former parent companies, subsidiaries, shareholders, officers, directors, employees, agents, affiliates, servants, registered representatives, attorneys, accountants, insurers, successors and assigns, respectively, (collectively referred to herein as “Releasees”), from any and all claims, demands, actions, suits, causes of action, obligations, damages and liabilities of whatever kind or nature, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date of execution of this Agreement, including, but not limited to, claims that arise out of or in any way relate to Employee’s employment or separation from employment with the Company. Employee acknowledges and agrees that this general release includes, but is not limited to, any claims for salary, bonuses, compensation (except as specified in this Agreement), wages, penalties, premiums, vacation pay or any benefits under the Employee Retirement Income Security Act of 1974, as amended, claims of breach of implied or express employment contracts or covenants, defamation, wrongful termination, public policy violations, emotional distress and related matters, claims of discrimination or harassment under federal, state or local laws, and claims based on any federal, state or other governmental statute, regulation or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621, et seq., the Family Medical Leave Act, 29 U.S.C. §2601, et seq., the Pregnancy Discrimination Act of 1978, the Arkansas Civil Rights Act, the Fair Labor Standards Act, the Arkansas Minimum Wage Act, the Arkansas Constitution, and any other Federal or Arkansas statue, rule, or regulations, as well as under Arkansas common law, and any other federal, state or local law; any common law or tort claims; any claim for breach of contract; any claims for wrongful discharge, discrimination, retaliation related to whistleblower status; any claim for defamation; any claims arising under the Worker Adjustment and Retraining Notification Act of 1988 or any similar state laws; any claims related to any alleged written or verbal offer received from Employer; any claim arising under the Employee Retirement Income Security Act, 29 U.S.C. § 1001, et seq., as amended, except for claims for any vested retirement benefits or benefits that Employee may purchase under COBRA; any claim for intentional infliction of emotional distress; any claim for rights in, to use, or profit from any intellectual property belonging to Employer; any claim for attorneys’ fees and/or costs incurred by Employee in connection with any claims released in this Agreement; and any other claim or obligation whatsoever, provided, however, that Employee does not release Company from its obligations set forth in this Agreement. The foregoing general release does not apply to any claims that cannot be released as a matter of law.

9.                  Covenant Not to Sue. A “covenant not to sue” is a legal term that means you promise not to file a lawsuit in court. It is different from the Complete and General Release of claims contained in Section 8 above. Besides waiving and releasing the claims covered by Section 8 above, Employee represents and warrants that he has not filed, and agrees that he will not file, or cause to be filed, any judicial complaint or lawsuit involving any claims he has released in Section 8. Additionally, Employee agrees to withdraw any judicial complaints or lawsuits he has filed, or that were filed on his behalf, prior to the Effective Date of this Agreement. Employee agrees and acknowledges that, if he sues the Company or any other Releasee in violation of this Agreement, then he shall pay all legal expenses, including reasonable attorneys’ fees, incurred by any Releasee in defending against Employee’s suit. Alternatively, if Employee sues the Company in violation of this Agreement, Employee may, at the Company’s option, be required to return all monies paid to Employee pursuant to this Agreement (meaning the consideration paid pursuant to Section 3 of this Agreement), except for $100.00. Notwithstanding this Covenant Not to Sue, Employee may bring a claim against the Company to enforce this Agreement. This Agreement does not preclude filing any administrative charge or participating in any investigative proceeding of any federal, state, or local governmental agency. Other than as contemplated by this Agreement, Employee waives the right to recover monetary damages in any other charge, complaint, or lawsuit filed by Employee or anyone else on Employee’s behalf.

10.              Older Workers’ Benefit Protection Act. Employee agrees that his waiver of rights under this Agreement is knowing and voluntary and in compliance with the Older Workers’ Benefit Protection Act of 1990 (“OWBPA”). Employee agrees that his age played no part in any of the employment decisions made by the Company. Under the OWBPA, Employee releases and waives all rights to individual and class claims against the Company arising under the ADEA. This Agreement calls for Employee to surrender certain legal rights, including but not limited to legal rights Employee may have under the ADEA against the Company. Employee acknowledges that he is signing this Agreement knowingly and voluntarily and intend to be bound legally by its terms.

a.                  Twenty-One Day Consideration Period. Employee acknowledges that he has been advised that he has twenty-one (21) days to consider this Agreement (regardless of whether Employee actually takes the full 21 days) and to consult with an attorney prior to signing. Employee agrees that any modification, material or otherwise, made to this Agreement does not restart or affect in any manner the original twenty-one (21) calendar day consideration period.

b.                  Revocation Period. Employee shall have seven (7) calendar days from the date he signs this Agreement to revoke the Agreement by notifying the Company in writing prior to the expiration of the seven (7) day period. This Agreement shall not become effective or enforceable until the revocation period has expired. Employee agrees that, if he does not sign this Agreement, or if he revokes this Agreement within seven (7) days following execution, it will not be effective or enforceable and he will not receive the payment provided for in Section 3 above.

11.              Exclusions. Excluded from this Agreement are any claims or rights that cannot be waived by law, including the right to file a charge of discrimination with, or participate in an investigation conducted by, an administrative agency. Also excluded from this Release are any rights or claims arising under this Agreement.

12.              No Representations. Employee agrees that this Agreement was reached after good faith and arm’s length negotiations. Employee acknowledges that he is not signing this Agreement in reliance on any promises, representations, or inducements other than those contained in this Agreement, and he is signing this Agreement free of any duress or coercion. This Agreement and the Change In Control and Non-Compete Agreement dated June 1, 2021, represent the entire agreement between Employee and the Company and supersede any other written or oral understandings and may not be amended, modified, or superseded except by a written agreement signed by both Employee and the Company. No oral statement by any employee of the Company shall modify or otherwise affect the terms and provisions of this Agreement.

13.              No Reemployment. Employee agrees that the Company has no obligation to employ him or offer him employment in the future and Employee shall have no recourse against the Company if it refuses to employ you or offer you employment.

14.              On-The-Job Injury. Employee certifies that he has not experienced a job-related illness or injury for which he has not already filed a claim.

15.              Potential Legal Violations. Employee certifies that he is not aware at the time of execution of this Agreement of any possible violations of federal or state law or regulation by the Company, including but not limited to any potential illegal or unethical conduct involving the Company, that needs to be reported to any governmental agency or entity, and that there are no disclosures that are protected under the whistleblower provisions of federal or state law or regulation of which you currently are aware that need to be made related to the Company or its operations or other services provided.

16.              Binding Agreement. This Agreement shall be binding upon Employee and his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Releasees and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns.

17.              Counterparts. This Agreement may be executed in counterparts, and when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all Parties.

18.              Severability. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and said illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement.

19.              Non-Admission of Liability. This Agreement does not constitute an admission that the Company or any other Releasee has violated any law, rule, regulation, contractual right or any other duty or obligation.

20.              Dispute Resolution. The Company and Employee agree that any and all legal claims or disputes arising from or relating to this Agreement, including but not limited to the validity, construction, performance, or enforcement of this Agreement, as well as any controversy or claim between Employee and the Company arising out of or related to Employee’s employment or termination, shall be submitted to binding arbitration and that this binding arbitration will be the sole and exclusive final remedy for resolving any such claim or dispute. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. Employee acknowledges and agrees that the Federal Arbitration Act shall govern the interpretation, enforcement, and proceedings under this provision. Employee agrees that any arbitration between the Company and Employee is of an individual claim and that any such claim subject to arbitration will not be arbitrated on a collective or a class-wide basis.

21.              No Waiver. The failure of Company to insist upon strict performance of any covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of Company’s or any other person’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default, in the performance of or compliance with any obligation hereunder, shall constitute a consent to or waiver of any other breach or default in the performance of or compliance with the same or any other obligation hereunder.

22.              Governing Law. This Agreement is made and entered into in the State of Arkansas and shall in all respects be interpreted, enforced, and governed under the law of the State of Arkansas without regard to choice of law principles. The language of all parts in this Agreement shall be construed as a whole, according to fair meaning, and not strictly for or against any party.

23.              COBRA Notification. Employee acknowledges that, prior to signing this Agreement, Employer has fully advised Employee of all of Employee’s rights and obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). If Employee elects COBRA coverage, and as may be determined by COBRA, Employee may be permitted to maintain for Employee and Employee’s family medical, dental and vision insurance coverage for a time period not to exceed eighteen (18) months or up until Employee and Employee’s family shall become eligible for any insurance coverage under another employer's plan, whichever is earlier. Employee and Employee’s family must meet the eligibility requirements at the time of election, and nothing in this Agreement adds to or subtracts from the rights and obligations of Employee under COBRA.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT INCLUDES THE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

I ACKNOWLEDGE AND AGREE THAT I HAVE READ AND FULLY UNDERSTAND THE MEANING AND INTENT OF ALL OF THE TERMS OF THIS AGREEMENT, INCLUDING THE FINAL BINDING EFFECT OF THE WAIVER AND RELEASE OF RIGHTS AND VOLUNTARILY AGREE TO BE LEGALLY BOUND BY THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) setforth below.